SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                   -------------------------------------------

                          AMENDMENT NO. 1 ON FORM 8-K/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported):

                                  July 30, 1997

                    ________________________________________


                             THERMOQUEST CORPORATION
             (Exact name of Registrant as specified in its charter)


   Delaware                        1-14262                          77-0407461
   (State or other               (Commission                  (I.R.S. Employer
   jurisdiction of               File Number)           Identification Number)
   incorporation or
   organization)

   2215 Grand Avenue Parkway
   Austin, Texas                                                    78728-3812
   (Address of principal executive offices)                         (Zip Code)

                                                                (617) 622-1000
                                                (Registrant's telephone number
                                                          including area code)
PAGE

                                                                    FORM 8-K/A

   Item 2. Acquisition or Disposition of Assets
        On July 30, 1997, ThermoQuest Corporation (the "Company") entered into an agreement to acquire three business units within the Laboratory Products Group (the "Laboratory Products Businesses") of the Life Sciences International PLC ("Life Sciences") subsidiary of Thermo Instrument Systems Inc. ("Thermo Instrument"), the Company's majority owner. The Company also agreed to acquire Life Sciences' Hypersil operations ("Hypersil"). In March 1997, Thermo Instrument acquired approximately 95% of the outstanding shares of Life Sciences, a London Stock Exchange-listed company. Subsequently, Thermo Instrument acquired the remaining shares of Life Sciences' capital stock. The Laboratory Products Businesses develop, manufacture, and distribute laboratory equipment and supplies to the research and analytical chemistry laboratory marketplace. Hypersil manufactures liquid chromatography media and columns used in high performance liquid chromatography in the pharmaceutical, food and beverage, chemical production, and forensic science markets.

        The aggregate purchase price for the Laboratory Products Businesses and Hypersil is approximately $160.1 million, and represents the sum of the net tangible book value of the acquired businesses at June 28, 1997, plus a percentage of Thermo Instrument's total cost in excess of net assets acquired associated with its acquisition of Life Sciences, based on the 1996 revenues of the acquired businesses relative to Life Sciences' 1996 consolidated revenues. The purchase price for the Laboratory Products Businesses and Hypersil is subject to a post-closing adjustment based on final determination of the net tangible book value of the acquired businesses and a final calculation of Thermo Instrument's total cost in excess of net assets acquired associated with the acquisition of Life Sciences.

        The acquisition is being made pursuant to an Asset and Share Purchase Agreement dated as of July 30, 1997 (the "Agreement"), between the Company and Thermo Instrument. The aggregate purchase price for the Laboratory Products Businesses and Hypersil consists of (i) $107.0 million in cash,
   (ii) 1,000 shares of common stock of the Company, and (iii) the assumption of $53.1 million of debt payable to Thermo Instrument.

        Because the Company, the Laboratory Products Businesses, and Hypersil were deemed for accounting purposes to be under control of their common majority owner, Thermo Instrument, the transaction has been accounted for in a manner similar to a pooling of interests. Accordingly, the Company's financial statements include the results of the Laboratory Products Businesses and Hypersil from March 12, 1997, the date these businesses were acquired by Thermo Instrument.

        In connection with the acquisition of the Laboratory Products Businesses and Hypersil, the Company is in the process of restructuring the acquired businesses. This restructuring is expected to include reductions in staffing levels, abandonment of excess facilities, and possible other costs associated with exiting certain activities of the acquired businesses. Except as set forth above, the Company has no present intention to use the assets of the Laboratory Products Businesses and Hypersil for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will continue to review such businesses' assets, corporate structures, capitalizations, operations, properties, policies, management, and personnel and, upon completion of this review, may develop additional or alternative plans or proposals, including mergers, transfers of a material amount of assets or other additional transactions or changes relating to such businesses.
                                        2PAGE
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                                                                    FORM 8-K/A



   Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

           (a) Financial Statements of Business Acquired

               Attached hereto.






















                                        3PAGE

        LABORATORY PRODUCTS BUSINESSES OF LIFE SCIENCES INTERNATIONAL PLC

                          Combined Financial Statements
                      For the Year Ended December 31, 1996
PAGE

                          Independent Auditors' Report





   The Board of Directors and Shareholders of
   ThermoQuest Corporation:

   We have audited the accompanying combined balance sheet of the Laboratory Products Businesses (as defined in Note 1) of Life Sciences International PLC as of December 31, 1996, and the related combined statements of income, invested equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Laboratory Products Businesses of Life Sciences International PLC as of December 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                                KPMG Peat Marwick LLP



   Pittsburgh, Pennsylvania
   February 4, 1997, except as to the
   first paragraph of Note 1, which is
   as of July 30, 1997



                                        2PAGE

        LABORATORY PRODUCTS BUSINESSES OF LIFE SCIENCES INTERNATIONAL PLC

                             Combined Balance Sheet

                                December 31, 1996

                             (Amounts in thousands)




   Assets
   Current Assets:
     Cash and cash equivalents                                     $ 10,593
     Accounts receivable, net of allowance for
       uncollectible accounts of $177                                23,725
     Accounts receivable from affiliates (note 5)                    21,411
     Inventories (note 3)                                            21,125
     Deferred tax assets (note 8)                                     1,174
     Other current assets                                             1,001
                                                                   --------
             Total current assets                                    79,029
                                                                   --------

   Advances to affiliates (note 5)                                   14,900
   Property, plant, and equipment, net (note 4)                      21,718
   Goodwill (note 1)                                                 31,592
                                                                   --------
             Total assets (note 9)                                 $147,239
                                                                   ========









                                        3PAGE

        LABORATORY PRODUCTS BUSINESSES OF LIFE SCIENCES INTERNATIONAL PLC

   Liabilities and Invested Equity
   Current Liabilities:
     Loans from parent company, current (note 5)                    $ 30,618
     Bonds payable, current (note 6)                                     200
     Accounts payable                                                  5,103
     Accounts payable to affiliates (note 5)                          15,542
     Accrued compensation (note 7)                                     4,865
     Accrued liabilities                                               4,927
                                                                    --------
             Total current liabilities                                61,255
                                                                    --------

     Bonds payable, net of current portion (note 6)                      200
     Loans from parent company (note 5)                               36,500
     Advances from affiliates (note 5)                                 8,712
     Deferred tax liability (note 8)                                     611
                                                                    --------
             Total liabilities                                       107,278
                                                                    --------

   Invested Equity:
     Contributed capital (note 1)                                     18,208
     Retained earnings                                                22,063
     Cumulative translation adjustment                                  (310)
                                                                    --------
             Total invested equity                                    39,961
                                                                    --------
             Total liabilities and invested equity                  $147,239
                                                                    ========


   See accompanying notes to combined financial statements.







                                        4PAGE
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        LABORATORY PRODUCTS BUSINESSES OF LIFE SCIENCES INTERNATIONAL PLC

                          Combined Statement of Income

                          Year Ended December 31, 1996

                             (Amounts in thousands)




   Sales (including sales to affiliates
     of $16,018) (notes 5 and 9)                                    $148,628

   Cost of sales (including cost of sales
     to affiliates of $10,760) (note 5)                               91,603
                                                                    --------
             Gross profit                                             57,025

   Selling, general, and administrative expenses (including
     management fees to affiliates of $946) (note 5)                  32,481
   Research and development expenses                                   5,521
                                                                    --------
             Operating income (note 9)                                19,023

   Other income (expense):
     Interest income                                                     285
     Interest income - affiliates (note 5)                               949
     Interest expense                                                   (116)
     Interest expense - affiliates (note 5)                           (6,082)
                                                                    --------
             Income before provision for income taxes                 14,059

   Provision for income taxes (note 8)                                 6,862
                                                                    --------
             Net income                                             $  7,197
                                                                    ========


   See accompanying notes to combined financial statements.





                                        5PAGE
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        LABORATORY PRODUCTS BUSINESSES OF LIFE SCIENCES INTERNATIONAL PLC

                      Combined Statement of Invested Equity

                          Year Ended December 31, 1996

                             (Amounts in thousands)




                                                        Cumulative
                                Contributed  Retained  Translation
                                    Capital  Earnings   Adjustment     Total
    ------------------------------------------------------------------------

    Balance as of
      December 31, 1995            $18,208   $21,146       $  (626)  $38,728
    Translation adjustment               -         -           316       316
    Dividend payment to parent
      company                            -    (6,280)            -    (6,280)
    Net income                           -     7,197             -     7,197
                                   -------   -------       -------   -------
    Balance as of
      December 31, 1996            $18,208   $22,063       $  (310)  $39,961
                                   =======   =======       =======   =======


    See accompanying notes to combined financial statements.




                                        6PAGE

        LABORATORY PRODUCTS BUSINESSES OF LIFE SCIENCES INTERNATIONAL PLC

                        Combined Statement of Cash Flows

                          Year Ended December 31, 1996

                             (Amounts in thousands)

   Cash flows from operating activities:
     Net income                                                    $ 7,197
     Adjustments to reconcile net income to net
       cash provided by operating activities:
         Depreciation and amortization                               5,807
         Deferred income taxes                                         432
         Loss on disposal of equipment                                  37
         Change in:
           Accounts receivable                                      (1,084)
           Inventories                                                 258
           Accounts receivable from affiliates                      (5,783)
           Other current assets                                        (25)
           Accounts payable                                            323
           Accounts payable to affiliates                            8,501
           Accrued compensation                                      1,916
           Accrued liabilities                                          96
                                                                   -------
               Net cash provided by operating activities            17,675
                                                                   -------
   Cash flows used in investing activities:
     Capital expenditures                                           (2,356)
                                                                   -------
   Cash flows used in financing activities:
     Repayment of advances from affiliates                            (592)
     Dividend payment to parent company                             (6,280)
     Repayment of bonds payable                                       (200)
     Repayment of loan from parent company                          (3,402)
                                                                   -------
               Net cash used in financing activities               (10,474)
                                                                   -------
   Effect of exchange rate changes on cash and
     cash equivalents                                                  316
                                                                   -------
   Net increase in cash and cash equivalents                         5,161
   Cash and cash equivalents at beginning of year                    5,432
                                                                   -------
   Cash and cash equivalents at end of year                        $10,593
                                                                   =======

   Supplemental disclosures of cash flow information:
     Cash paid during the period for:
         Interest                                                  $ 7,081

         Income taxes                                              $     -

   See accompanying notes to combined financial statements.
                                        7PAGE

        LABORATORY PRODUCTS BUSINESSES OF LIFE SCIENCES INTERNATIONAL PLC

                     Notes to Combined Financial Statements

                                December 31, 1996

                             (Amounts in thousands)


   1.   Basis of Presentation and Combination

        On July 30, 1997, ThermoQuest Corporation (ThermoQuest) entered into an agreement to acquire certain businesses from Life Sciences International PLC (Life Sciences), a subsidiary of Thermo Instrument Systems Inc. (Thermo Instrument). Thermo Instrument acquired Life Sciences on March 12, 1997.

        These combined financial statements include the following businesses acquired by ThermoQuest: Forma Scientific, Inc. (Forma Scientific) and its subsidiaries, International Equipment Company, Inc. and Savant, Inc. (Savant), Life Sciences International GmbH, Life Sciences International UK Limited, Life Sciences International Hong Kong Limited, E-C Apparatus Limited and Hypersil, a division of Life Sciences International Europe Limited. The combination of the businesses listed above is collectively referred to herein as the Laboratory Products Businesses of Life Sciences International PLC or "the Company."

        All material transactions between the companies combined herein have been eliminated. Transactions with other companies within the Life Sciences group are described as "affiliate" transactions.

        The Company develops, manufactures, and distributes laboratory equipment and supplies to the research and analytical chemistry laboratory marketplace.

   2.   Significant Accounting Policies

        Revenue Recognition
        The Company recognizes product revenues upon shipment of its products and recognizes service contract revenues ratably over the term of the contract. The Company provides a reserve for its estimate of warranty and installation costs at the time of shipment.

        Cash and Cash Equivalents
        Cash equivalents include only highly liquid debt instruments purchased with original maturity dates of three months or less.

        Inventories
        Inventories are stated at the lower of cost (on a first-in, first-out or weighted average basis) or market value and include materials, labor, and manufacturing overhead, as applicable.

                                        8PAGE

        LABORATORY PRODUCTS BUSINESSES OF LIFE SCIENCES INTERNATIONAL PLC

   2.   Significant Accounting Policies (continued)

        Property, Plant, and Equipment
        The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: buildings and improvements, 5 to 40 years and machinery and equipment, 3 to 10 years.

        Goodwill
        Goodwill recorded in connection with Life Sciences' acquisition of Forma Scientific and Savant is amortized using the straight-line method with lives ranging from 16 to 22 years. The Company periodically assesses the future useful life of these assets, and in particular whenever events or changes in circumstances indicate that the current useful life has diminished. The Company considers the future undiscounted cash flows of the acquired companies in assessing the recoverability of these assets. If impairment has occurred, any excess of carrying value over fair value is recorded as a loss.

        Income Taxes
        The Laboratory Products businesses' operations are included in groups that file consolidated or combined income tax returns with other Life Sciences operations. Life Sciences' intercompany tax allocation policy has been based on the income taxes calculated on a separate return basis for each subsidiary. Income taxes payable are therefore included with accounts payable to affiliates in the accompanying combined balance sheet.

        The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                                        9PAGE
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        LABORATORY PRODUCTS BUSINESSES OF LIFE SCIENCES INTERNATIONAL PLC

               Notes to Combined Financial Statements (continued)


   2.   Significant Accounting Policies (continued)

        Foreign Currency
        All assets and liabilities of the Company's foreign units included in the accompanying combined financial statements are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year. Resulting translation adjustments are reflected as a separate component of invested equity titled "Cumulative translation adjustment." Foreign currency transaction gains and losses are included in the accompanying combined statement of income and are not material for the year presented.

        Estimates
        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   3.   Inventories

        Inventories as of December 31, 1996, consisted of the following:

               Raw materials                                   $ 8,029
               Work-in-process                                   4,029
               Finished goods                                    9,067
                                                               -------
                                                               $21,125
                                                               =======

   4.   Property, Plant, and Equipment

        Property, plant, and equipment as of December 31, 1996, consisted of the following:

               Land                                            $ 3,099
               Buildings and improvements                       14,847
               Machinery and equipment                          17,955
                                                               -------
                                                                35,901
               Less: Accumulated depreciation                   14,183
                                                               -------
                                                               $21,718
                                                               =======

        Depreciation expense for the year ended December 31, 1996, was $2,737.

                                       10PAGE

        LABORATORY PRODUCTS BUSINESSES OF LIFE SCIENCES INTERNATIONAL PLC

   5.   Related-party Transactions

        The Company had the following transactions with related parties during the year ended December 31, 1996.

        Accounts Receivable from/Payable to Affiliates - Accounts receivable from affiliates totaling $21,411 as of December 31, 1996, result primarily from the sale of products made in the ordinary course of business to other Life Sciences' businesses not combined herein. Accounts payable to affiliates totaling $15,542 as of December 31, 1996, result from the purchase of products and services made in the ordinary course of business from other Life Sciences' businesses not combined herein and from centralizing cash balances from several of Life Sciences' U.S. operations. These accounts receivable and accounts payable are considered due on demand and have therefore been classified as current assets or current liabilities, as applicable.

        Loans from Parent Company - Forma Scientific issued a $42,000 note payable bearing interest at 10% per annum to Life Sciences International Europe Limited on November 12, 1984. The note requires repayment of the outstanding balance, $30,618 as of December 31, 1996, on November 12, 1997. The Company has other intercompany loans payable to Life Sciences totaling $36,500 as of December 31, 1996. The loans bear interest at rates ranging from 6.2% to 8.7%, but do not have formal repayment terms. As repayment was not expected within one year, the loans have been classified as noncurrent.

        Advances to/from Affiliates - Advances to affiliates and advances from affiliates do not have specified repayment terms and have been classified as noncurrent since settlement is not expected within one year. Interest free advances to affiliates totaled $925 and interest free advances from affiliates totaled $8,124 as of December 31, 1996. The remaining advances bear interest at rates which averaged approximately 7% for the year ended December 31, 1996.

        Sales to/Purchases from Affiliates - Sales to and purchases from affiliates occurred in the normal course of business under the Life Sciences operating structure. The Company believes these transactions were made at arms-length terms.

        Management Fees - Life Sciences charged management fees totaling $946 to the Company for the year ended December 31, 1996.

                                       11PAGE
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        LABORATORY PRODUCTS BUSINESSES OF LIFE SCIENCES INTERNATIONAL PLC

               Notes to Combined Financial Statements (continued)


   6.   Indebtedness

        The Company has outstanding $400 of Industrial Development Revenue
          Bonds bearing interest at a variable rate, which averaged 3.7% for the year ended December 31, 1996. The bonds mature as follows:
          December 1, 1997, $200; December 1, 1998, $200.

   7.   Employee Benefit Plans

        Forma Scientific sponsors a defined benefit pension plan that covers substantially all of its employees. The benefits are based on years of service and the employee's compensation. Forma Scientific makes annual contributions to the plan based on the funding standard developed by the plan's actuary. The contributions required to fund the plan were determined according to projected unit credit method. The following table sets forth the plan's funded status and amounts recognized in the Company's balance sheet as of December 31, 1996.

        The following table sets forth the plan's funded status and amounts recognized in the Company's balance sheet as of December 31, 1996.

               Actuarial present value of benefit obligation
                  Vested benefit obligation                    $(5,871)
                  Nonvested benefit obligations                   (557)
                                                               -------
               Accumulated benefit obligation                  $(6,428)
                                                               =======

               Projected benefit obligation                    $(8,715)
               Plan assets at fair value                         7,818
                                                               -------
               Projected benefit obligation in excess
                 of plan assets                                   (897)
               Unrecognized prior service cost                     (31)
               Unrecognized net loss                                26
                                                               -------
                    Accrued pension costs included in accrued
                      compensation                             $  (902)
                                                               =======

        The assets of the plan are held in a trust and are invested in a variety of debt and equity securities.







                                       12PAGE
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        LABORATORY PRODUCTS BUSINESSES OF LIFE SCIENCES INTERNATIONAL PLC

               Notes to Combined Financial Statements (continued)


   7.   Employee Benefit Plans (continued)

        Net pension cost for the year ended December 31, 1996, under this plan included the following components:

               Service cost                                    $   466
               Interest cost                                       586
               Actual return on plan assets                       (828)
               Net deferral and amortization                       216
                                                               -------
                    Net pension cost                           $   440
                                                               =======

        Assumptions used in accounting for this pension plan as of and for the year ended December 31, 1996, were as follows:

               Discount rate                                     7.50%
               Rate of increase in compensation levels           4.50%
               Expected long-term rate of return on assets       8.75%

        The Company also sponsors several defined contribution plans.
          Participating employees contribute various percentages of their salary on a pre-tax basis. The companies provide matching contributions which are limited to a specified percentage of the employees salary (generally 4%). The charge to operations for the Company's matching contributions was $527 for the year ended December 31, 1996.

        The employees of Hypersil and Life Sciences International UK Limited participate in the Life Sciences' defined benefit pension plan under which benefits are based on final pensionable salary. The assets of the plan are maintained in a separate trust and the plan was fully funded as of April 1, 1995, the date of the latest actuarial valuation. For purposes of these combined financial statements, this pension plan has been treated as a multi-employer arrangement. No pension expense was allocated to the Company under this plan since such amount was not material.

   8.   Income Taxes

        The components of income before provision for income taxes are as follows:

               Domestic                                        $ 9,697
               Foreign                                           4,362
                                                               -------
                                                               $14,059
                                                               =======

                                       13PAGE
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        LABORATORY PRODUCTS BUSINESSES OF LIFE SCIENCES INTERNATIONAL PLC

               Notes to Combined Financial Statements (continued)


   8.   Income Taxes (continued)

        The components of the current and deferred portions of provision for income taxes for the year ended December 31, 1996, are as follows:

               Current income taxes:
                  Federal                                      $ 3,965
                  Foreign                                        1,520
                  State                                            945
                                                               -------
                                                                 6,430
                                                               -------
               Deferred income taxes:
                  Federal                                          349
                  State                                             83
                                                               -------
                                                                   432
                                                               -------
                                                               $ 6,862
                                                               =======

        The Company's provision for income taxes for the year ended December
          31, 1996, differs from the provision calculated at the federal statutory rate of 35% due to the following factors:

               Statutory federal income tax                   $ 4,921
               State tax on income (net of
                 federal income tax benefit)                      668
               Goodwill amortization                            1,086
               Nondeductible expenses                             141
               Other                                               46
                                                              -------
                                                              $ 6,862
                                                              =======

        Significant components of the Company's deferred tax assets and liabilities as of December 31, 1996, are as follows:

               Deferred tax assets:
                  Inventory                                   $   463
                 Accrued compensation                             205
                  Other reserves and accruals                     506
                                                              -------
                                                                1,174
                                                              -------
               Deferred tax liabilities:
                  Tax depreciation in excess of book              611
                                                              -------
                       Net deferred tax assets                $   563
                                                              =======
                                       14PAGE

        LABORATORY PRODUCTS BUSINESSES OF LIFE SCIENCES INTERNATIONAL PLC

               Notes to Combined Financial Statements (concluded)


   8.   Income Taxes (continued)

        There was no valuation allowance established against the deferred tax assets as of December 31, 1996. The ultimate realization of the deferred tax assets is dependent upon the generation of sufficient future taxable income which management believes is more likely than not at this time.

   9.   Geographic Information and Export Sales

        The Company operates in a single segment: developing, manufacturing, and distributing laboratory equipment and supplies for the research and analytical chemistry laboratory marketplace. A summary of information based on the Company's legal entity locations by geographical area as of and for the year ended December 31, 1996, follows:

                              Sales       Sales            Operating  Identi-
                                 to          to     Total    Income    fiable
                          Customers  Affiliates     Sales     (Loss)   Assets
                          ---------  ----------  --------   -------  --------

          United States     $ 96,649    $14,698  $111,347   $14,826  $129,860
          United Kingdom      23,790        733    24,523     4,530    11,796
          Germany             11,802         54    11,856      (257)    4,600
          Far East and
            Australia            369        533       902       (76)      983
                            --------    -------  --------   -------  --------
                            $132,610     $16,018  $148,628   $19,023 $147,239
                            ========    =======  ========   =======  ========

          United States sourced sales to external customers include export sales as follows:

          Europe                        $ 6,094
          Far East and Australia          8,832
          Other                           9,442
                                        -------
                                        $24,368
                                        =======

   10.  Contingencies

        In the normal course of its operation, the Company is subjected to claims and legal actions, including product liability claims, contract disputes, and employment-related disputes or litigation. In the opinion of management, based upon information presently available, none of these matters are likely to have a significant adverse effect on the Company's results of operations or financial position.


                                       15PAGE

                                                                    FORM 8-K/A



   Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

           (b) Pro Forma Combined Condensed Financial Information

        The following unaudited pro forma combined condensed financial statement sets forth the results of operations for the year ended December 28, 1996, as if the acquisition of the Laboratory Products Businesses by the Company had occurred at the beginning of 1996 and assuming there are no post-closing purchase price adjustments.

        Because the Company and the Laboratory Products Businesses were deemed for accounting purposes to be under control of their common majority owner, Thermo Instrument, the transaction has been accounted for in a manner similar to a pooling of interests. Accordingly, the Company's financial statements (including the financial statements included as part of the Company's Quarterly Report on Form 10-Q for the quarter ended June 28,
   1997) include the results of the Laboratory Products Businesses from March 12, 1997, the date these businesses were acquired by Thermo Instrument. As a result, pro forma information has not been provided as of and for the six months ended June 28, 1997.

        The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of the Laboratory Products Businesses been consummated at the beginning of 1996. The financial statements of the Laboratory Products Businesses filed under part (a) of this item should be read in conjunction with the pro forma combined condensed financial statement.











                                        4PAGE

                                                                     FORM 8-K/A
                             THERMOQUEST CORPORATION

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          Year Ended December 28, 1996
                                   (Unaudited)


                                    Historical                 Pro Forma
                              -----------------------   ----------------------
                                            Laboratory
                                              Products
                             ThermoQuest    Businesses  Adjustments   Combined
                             -----------  ------------  -----------  ---------
                                 (In thousands except per share amounts)

  Revenues (includes $16,018
    from related party)          $313,793     $148,628    $      -   $462,421
                                 --------     --------    --------   --------

  Costs and Operating Expenses:
    Cost of revenues (includes
      $10,760 for related-party
      revenues)                   167,438       91,603       1,039    260,080
    Selling, general, and
      administrative expenses      77,371       32,481         280    110,132
    Research and development
      expenses                     21,821        5,521           -     27,342
                                 --------     --------    --------   --------
                                  266,630      129,605       1,319    397,554
                                 --------     --------    --------   --------

  Operating Income                 47,163       19,023      (1,319)    64,867

  Interest Income (includes
    $949 from related party)        8,905        1,234      (6,153)     3,986
  Interest Expense (includes
    $6,082 to related party)       (7,328)      (6,198)      3,029    (10,497)
                                 --------     --------    --------   --------
  Income Before Provision for
    Income Taxes                   48,740       14,059      (4,443)    58,356
  Provision for Income Taxes       20,717        6,862      (2,001)    25,578
                                 --------     --------    --------   --------
  Net Income                     $ 28,023     $  7,197    $ (2,442)  $ 32,778
                                 ========     ========    ========   ========
  Earnings per Share             $    .59                            $    .69
                                 ========                            ========
  Weighted Average Shares          47,677                        1     47,678
                                 ========                 ========   ========


  See notes to pro forma combined condensed statement of income.


                                        5PAGE

                                                                    FORM 8-K/A
                             THERMOQUEST CORPORATION

            NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                   (Unaudited)


  Note 1 - Basis of Presentation

       The allocation of the purchase price is based on an estimate of the fair market value of the net assets acquired and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate.

  Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
           Statement of Income (In thousands, except in text)

                                                               Year Ended
                                                              December 28,
                                                                  1996
                                                              -------------
                                                              Debit (Credit)
  Cost of Revenues
  Increase in the finished goods inventory of
    the Laboratory Products Businesses to the
    estimated selling price, less the sum of the
    costs of disposal and a reasonable profit
    allowance for the Company's selling efforts
    (i.e., purchase accounting adjustment due to
    acquisition by Thermo Instrument)                           $ 1,039
                                                                -------

  Selling, General, and Administrative Expenses
   Reversal of management fee charged to
    the Laboratory Products Businesses by
    Life Sciences and included in the
    historical statement of income of the
    Laboratory Products Businesses for the
    year ended December 31, 1996                                   (946)

  Service fee of 1.0% of the revenues of
    the Laboratory Products Businesses for
    the year ended December 31, 1996, for
    services that would have been provided
    under a services agreement between the
    Company and Thermo Electron                                   1,486

  Reversal of amortization of cost in excess
    of net assets of acquired companies
    included in the historical statement of
    income of the Laboratory Products Businesses
    for the year ended December 31, 1996                         (3,070)

  Amortization over 40 years of $112,394,000
    of cost in excess of net assets of acquired
    companies created by the acquisition of
    the Laboratory Products Businesses by
    Thermo Instrument                                             2,810
                                                                -------
                                                                    280
                                                                -------
                                        6PAGE

                                                                    FORM 8-K/A

                             THERMOQUEST CORPORATION

      NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (concluded)
                                   (Unaudited)

   Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
            Statement of Income (In thousands, except in text) (continued)

                                                                Year Ended
                                                               December 28,
                                                                   1996
                                                               -------------
                                                               Debit (Credit)

   Interest Income
   Decrease in interest income earned
     attributable to the lower cash
     position as a result of the cash
     payment of $107.0 million to
     acquire the Laboratory Products
     Businesses, calculated using the
     90-day Commercial Paper Composite
     Rate plus 25 basis points, or 5.75%                         $  6,153
                                                                 --------

   Interest Expense
   Increase in interest expense as a
     result of borrowings from Thermo
     Instrument of $53.1 million related
     to the acquisition of the Laboratory
     Products Businesses, calculated using
     the 90-day Commercial Paper Composite
     Rate plus 25 basis points, or 5.75%.
     The borrowings from Thermo Instrument
     replaced existing indebtedness to
     Life Sciences.                                                 3,053

   Reversal of interest expense on indebtedness
     to Life Sciences included in the historical
     statement of income of the Laboratory
     Products Businesses for the year ended
     December 31, 1996                                             (6,082)
                                                                 --------
                                                                   (3,029)
                                                                 --------

   Provision for Income Taxes
   Income tax benefit associated with the
     adjustments above (excluding the
     amortization of cost in excess of
     net assets of acquired companies)                             (2,001)
                                                                 --------

                                        7PAGE

                                                                    FORM 8-K/A

                             THERMOQUEST CORPORATION

      NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (concluded)
                                   (Unaudited)


   Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
            Statement of Income (In thousands, except in text) (concluded)

                                                                Year Ended
                                                               December 28,
                                                                   1996
                                                               -------------

   Weighted Average Shares
   Increase in weighted average shares
     outstanding due to the assumed issuance
     of 1,000 shares of the Company's
     common stock related to the acquisition
     of the Laboratory Products Businesses








                                        8PAGE

                                                                    FORM 8-K/A



   Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

           (c) Exhibits

               2 Asset and Share Purchase Agreement dated as of July 30, 1997, between the Company and Thermo Instrument Systems Inc. (filed as Exhibit 2 to the Company's Quarterly Report on Form 10-Q for the Quarter Ended June 28, 1997 [File No. 1-14262] and incorporated herein by reference).

               23  Consent of KPMG Peat Marwick LLP.




















                                        9PAGE

                                                                    FORM 8-K/A


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 14th day of October 1997.


                                            THERMOQUEST CORPORATION



                                            Paul F. Kelleher
                                            -------------------
                                            Paul F. Kelleher
                                            Chief Accounting Officer